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PILOT FUNDS
PROXY SERVICES
P.O. BOX 9156
FARMINGDALE, NY 11735


                                  PROXY CARD
                   PILOT SHORT-TERM DIVERSIFIED ASSETS FUND
                Special Meeting of Shareholders--April 28, 1997

  The undersigned hereby appoints William J. Tomko, Bruce Treff and George O. Martinez, and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of The Pilot Funds ("Pilot Funds") to be held at the offices of Pilot Funds, 3455 Stelzer Road, Columbus Ohio 43219-3035, at 10:00 a.m. (Eastern time), April 28, 1997, and at any adjournment or adjournments thereof, casting votes according to the number of shares of each class of the Pilot Short-Term Diversified Assets Fund (the "Fund") which the undersigned may be entitled to vote with respect to the proposal set forth below, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said attorneys and proxies, or either of them, may lawfully do by virtue thereof.


  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF
SPECIAL MEETING
OF SHAREHOLDERS OF PILOT FUNDS AND THE COMBINED PROXY
STATEMENT/PROSPECTUS,
DATED MARCH 22, 1997.



  THIS PROXY IS SOLICITED BY AND THIS PROPOSAL IS PROPOSED BY THE BOARD
OF
TRUSTEES OF PILOT FUNDS, WHICH UNANIMOUSLY RECOMMENDS THAT YOU
VOTE IN FAVOR OF
THE PROPOSAL. FOR YOUR CONVENIENCE, YOU MAY VOTE BY FAXING THE
PROXY BALLOT TO
(314) 466-7765 OR BY MAILING IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.
PLEASE
MAKE SURE YOU MARK, SIGN AND DATE YOUR PROXY CARD.



  THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE
ACTION TO BE
TAKEN ON THE FOLLOWING PROPOSAL. PROXIES RETURNED WITHOUT ANY
SPECIFICATION WILL
BE VOTED IN FAVOR OF THE PROPOSAL. PROXIES NOT RETURNED WILL NOT BE
VOTED.



                                            ACCOUNT NUMBER:
                                            SHARES:
                                            CONTROL NO: